Wiley Reports Third Quarter Fiscal 2019 Results
March 5, 2019 – John Wiley & Sons, Inc. (NYSE: JW-A and JW-B), a global leader in research and education, today announced results for the third quarter ended January 31, 2019:

●	GAAP results: Revenue of $449 million (-1%), Operating Income of $50 million (-23%), and EPS of $0.61 (-$0.58)
●	Adjusted results (non-GAAP, constant currency): Revenue +1%, Adjusted Operating Income -21%, and Adjusted EPS -22%
●	Revenue and Adjusted EPS guidance reaffirmed; Cash from Operations outlook lowered; impact to Free Cash Flow to be mitigated by substantially lower Capex

“We made significant progress throughout Wiley this quarter, securing a groundbreaking Research publishing partnership with Germany’s DEAL consortium, growing Open Access publishing by 48%, closing and integrating our Learning House acquisition, signing eight strategic university partnerships, and ramping up our cross-Wiley optimization initiative to improve our cost structure, agility, and effectiveness,” said Brian Napack, Wiley’s President and CEO.  “Growth was evident across the portfolio except for our traditional book businesses, which weighed heavily on results.  We are confident the plans we already have in motion will help mitigate this pressure in books and continue the overall progress that we are making.”

THIRD QUARTER RESULTS
GAAP Measures Unaudited ($millions except for EPS)	Q3 2019	Q3 2018	Change	Change Constant Currency
Revenue	$449.4	$455.7	(-1%)	+1%
Operating Income	$50.3	$65.4	(-23%)
Diluted EPS	$0.61	$1.19	(-0.58)
Non-GAAP Measures	Q3 2019	Q3 2018		Change Constant Currency
Adjusted Operating Income	$50.0	$67.6		(-21%)
Adjusted EPS	$0.61	$0.87		(-22%)

•
Non-GAAP EPS excludes prior year impact from: (a) US Tax Cuts and Jobs Act implementation benefit of $0.43 per share; (b) foreign exchange losses associated with intercompany transactions of $0.07 per share; and (c) restructuring charges of $0.04 per share.

•	Results include one full quarter of Learning House (acquired Nov 1) +$13 million in revenue, -$6 million in operating income, and -$0.11 in EPS.
•	Wiley recorded foreign currency variances in the quarter of $11 million unfavorable in revenue, $3 million unfavorable in operating income, and $0.07 unfavorable in EPS.

Non-GAAP
Wiley provides non-GAAP financial measures and performance results such as “Adjusted EPS,” “Adjusted Operating Income,” “Adjusted CTP,” “Free Cash Flow less Product Development Spending,” and results on a Constant Currency (or “CC”) basis to assess underlying business performance and trends.  Management believes non-GAAP financial measures, which exclude the impact of restructuring charges and credits and certain other items, provide for a more comparable basis to analyze operating results and earnings.  See the reconciliations of non-GAAP financial measures and explanations of the uses of non-GAAP measures in the supplementary information accompanying this press release.

Revenue reflected growth in Research (+1% reported, +5% CC) and Solutions (+25%, +26% CC, or +3%, +5% CC excluding Learning House acquisition) offset by a decline in Publishing (-14%, -13% CC).
Research segment results were driven by double-digit growth in Open Access (+43%, +48% CC) and Atypon (+10%).  Journal Subscriptions revenue was down 5% on a reported basis, -1% at constant currency.
Publishing segment results reflected declines in Education Publishing (-23%, -21% CC) and STM and Professional Publishing (-20%, -18% CC), which offset growth in Test Preparation and Certification (+23%, +24% CC) and WileyPLUS (+7%, +8% CC).
Solutions segment growth was driven by the contribution from the Learning House acquisition (+$13.4 million) and growth in Professional Assessment (+10%), Corporate Learning (+1%, +5% CC) and Education Services (+2% excluding Learning House).  Eight new university partnerships were announced, including East Central University (OK), Emmanuel College (MA), Illinois College (IL), University of Kentucky, Loyola University Law School (Los Angeles), Notre Dame College (OH), Shawnee State University (OH), and University of West Florida.
GAAP Operating Income and Adjusted Operating Income declines reflect investment in growth initiatives, the dilutive impact of the Learning House acquisition, and unfavorable foreign exchange impacts.
Research CTP grew 4% on a reported basis and 8% on an adjusted basis at constant currency, reflecting higher revenue.
Publishing CTP declined 30% on a reported basis and 28% adjusted at constant currency mainly due to lower revenue.
Solutions CTP declined by $10 million on a reported basis and $11 million adjusted at constant currency due to the dilutive impact of the Learning House acquisition  ($5 million, including $3 million of acquired intangibles amortization) and increased marketing costs to drive future enrollment growth.
Corporate Expenses declined 14% on a reported basis due to restructuring charges, or 11% on an adjusted basis at constant currency, primarily due to lower employment costs.
GAAP EPS year-over-year variance mainly reflected lower operating income along with a $0.43 implementation benefit in the prior year related to the US Tax Cuts and Jobs Act.  Adjusted EPS at constant currency declined primarily due to investments in growth initiatives and dilution related to the Learning House acquisition.

NINE MONTHS RESULTS
GAAP Measures Unaudited ($millions except for EPS)	YTD 2019	YTD 2018	Change	Change “CC”
Revenue	$1,308.9	$1,318.9	(-1%)	+1%
Operating Income	$144.0	$158.8	(-9%)
Diluted EPS	$1.81	$2.39	(-24%)
Net Cash Provided by Operating Activities	$47.6	$190.7
Non-GAAP Measures	YTD 2019	YTD 2018	Change	Change “CC”
Adjusted Operating Income	$147.5	$188.9		(-18%)
Adjusted EPS	$1.92	$2.49		(-18%)
Free Cash Flow less Product Development Spending	$(16.6)	$81.3

•
Non-GAAP EPS excludes current year impact from (a) foreign exchange losses associated with intercompany transactions of $0.06 per share and (b) restructuring charges of $0.05 per share and the prior year impact from (a) US Tax Cuts and Jobs Act implementation benefit of $0.43 per share; (b) restructuring charges totalling $0.37 per share; and (c) foreign exchange losses associated with intercompany transactions of $0.16 per share.

•	Results include one full quarter of Learning House (acquired Nov 1) +$13 million in revenue, -$6 million in operating income, and -$0.11 in EPS
•	Wiley recorded foreign currency variances in the nine months of $17 million unfavorable to revenue, $8 million unfavorable to operating income, and $0.11 unfavorable to EPS.

Revenue reflected growth in Research (+1% reported, +2% CC) and Solutions (+14%) offset by a decline in Publishing (-8%, -7% CC).
Research segment results were driven by growth in Open Access (+39% reported, +40% CC) and  Atypon (+10%), offsetting a decline in Journal Subscriptions (-3% reported, -1% CC), primarily related to delays in quoting and closing calendar year 2019 subscription agreements.
Publishing segment performance primarily reflected declines in STM and Professional Publishing (-8%)  and Education Publishing (-16% reported, -15% CC).  Education Publishing now represents less than 10% of total Wiley revenue.  These book revenue declines were partially offset by higher revenue in WileyPLUS (+8 % reported, +9% CC), due in large part to revenue recognition timing, and growth in Test Preparation (+8% reported, +9% CC).
Solutions segment growth included higher revenue in all three businesses: Education Services (+19%, or +4% excluding Learning House), Corporate Learning (+9% reported, +10% CC), and Professional Assessment (+8%).
GAAP Operating Income largely reflected revenue performance and higher restructuring charges in the prior year.  Adjusted Operating Income declined mainly due to investment in growth initiatives.
Research CTP declined 7% on a reported basis and 4% on an adjusted basis at constant currency.  Performance reflected higher society publishing royalties and investments in editorial resources to support increased journal publishing, as well as higher investment in sales and marketing resources.
Publishing CTP declined 8% on a reported basis and 16% at constant currency, reflecting revenue performance.
Solutions CTP declined 42% on a reported basis or 49% adjusted at constant currency due to dilution from the Learning House acquisition (-$5 million, including $3 million of acquired intangibles amortization) and investment to drive future enrollment growth in Education Services.
Corporate Expenses decreased 7% on a reported basis due to higher restructuring charges in the prior year but increased 1% on an adjusted basis at constant currency primarily due to first half costs associated with strategic planning.
GAAP EPS largely reflected lower reported operating income in the current year and the prior year implementation benefit from the US Tax Cuts and Jobs Act, offset by higher restructuring charges and foreign exchange losses in the prior year.  Adjusted EPS declined primarily due to lower adjusted operating income.
Net Cash Provided by Operating Activities declined primarily due to lower earnings and unfavorable working capital performance, including ERP transition-related delays in quoting and closing calendar year 2019 journal subscription agreements, which have in turn delayed collections.  Cash performance also includes a $10 million discretionary contribution to the US pension plan in the quarter.  Free Cash Flow less Product Development Spending performance declined due to lower cash provided by operating activities, which was partially offset by lower capital expenditures.  Capital investment, which includes Technology, Property, and Equipment and Product Development Spending, declined $45 million to $64 million due to the completion of Wiley’s headquarters transformation, the May 2018 implementation of our ERP order-to-cash release for journal subscriptions and reporting changes related to the adoption of ASC 606.
Shareholder Return: In June 2018, Wiley raised its annual dividend for the 25th consecutive year to $0.33 per quarter (+3%).  In the nine months, the Company utilized approximately $57 million of cash for dividends and $35 million for share repurchases with an average per share cost of $55.21.

FISCAL YEAR 2019 OUTLOOK
The Company is reaffirming its Revenue, Adjusted EPS and Capex guidance but reducing its outlook for Cash Provided by Operations.

Metric ($M, except EPS)	FY18 Actual	FY19 Expectation Underlying at Constant Currency*	Status
Revenue	$1,796.1	Even with prior year	Reaffirmed
Adjusted EPS	$3.43	Mid-single digit % decline	Reaffirmed
Cash Provided by Operations	$381.8	Mid-teen % decline	Was high-single digit decline
Capital Expenditures	$150.7	Lower by approx. $50	Improved

*Outlook excludes contributions from The Learning House acquisition (closed on November 1).  For fiscal 2019, the Company anticipates The Learning House to contribute approximately $30 million in Revenue and be dilutive to EPS by approximately $0.15.

•
Cash Provided by Operations update reflects lower working capital performance, implementation of ASC 606, which moves approximately $10 million of spending from Capital Expenditures to Cash Provided by Operations, and a discretionary $10 million pension contribution.

•
Capital Expenditures are expected to be lower by approximately $50 million primarily due to the completion of the Company’s headquarters transformation, the May 2018 implementation of our ERP order-to-cash release for journal subscriptions and reporting changes related to the adoption of ASC 606.

•	Non-GAAP effective tax rate for the year is expected to be approximately 22-23%.

EARNINGS CONFERENCE CALL
Scheduled for today, March  5 at 10:00 a.m. (ET).  Access the webcast at https://edge.media-server.com/m6/p/v7pc4sbn, or on Wiley.com at  https://www.wiley.com/en-us/investors.  U.S. callers, please dial (877) 260-1479 and enter the participant code 2197585#.  International callers please dial (334) 323-0522 and enter the participant code 2197585#.

ABOUT WILEY
Wiley is a global leader in research and education. Our research and education content, platforms, and services help universities, corporations, researchers, and learners to achieve their academic and professional goals. For more than 200 years, we have delivered consistent performance to our stakeholders. The company's website can be accessed at www.wiley.com.

FORWARD-LOOKING STATEMENTS
This release contains certain forward-looking statements concerning the Company's Fiscal Year 2019 Outlook, operations, performance, and financial condition. Reliance should not be placed on forward-looking statements, as actual results may differ materially from those in any forward-looking statements. Any such forward-looking statements are based upon a number of assumptions and estimates that are inherently subject to uncertainties and contingencies, many of which are beyond the control of the Company and are subject to change based on many important factors. Such factors include, but are not limited to (i) the level of investment in new technologies and products; (ii) subscriber renewal rates for the Company's journals; (iii) the financial stability and liquidity of journal subscription agents; (iv) the consolidation of book wholesalers and retail accounts; (v) the market position and financial stability of key online retailers; (vi) the seasonal nature of the Company's educational business and the impact of the used book market; (vii) worldwide economic and political conditions; (viii) the Company's ability to protect its copyrights and other intellectual property worldwide (ix) the ability of the Company to successfully integrate acquired operations and realize expected opportunities; (x) achievement of targeted run rate savings through restructuring actions; and (xi) other factors detailed from time to time in the Company's filings with the Securities and Exchange Commission. The Company undertakes no obligation to update or revise any such forward-looking statements to reflect subsequent events or circumstances.

JOHN WILEY & SONS, INC.
SUPPLEMENTARY INFORMATION (1)(2)(3)
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(in thousands, except per share data)
(unaudited)

	Three Months Ended		Nine Months Ended
	January 31,		January 31,
	2019	2018 (4)(5)	2019	2018 (4)(5)
Revenue, net	$449,367	$455,675	$1,308,890	$1,318,850
Costs and expenses:
Cost of sales (5)	143,879	136,362	404,194	394,444
Operating and administrative expenses (4)(5)	240,715	239,548	717,348	703,158
Restructuring and related (credits) charges	(348)	2,208	3,562	26,531
Amortization of intangibles	14,775	12,163	39,825	35,965
Total Costs and Expenses	399,021	390,281	1,164,929	1,160,098

Operating Income	50,346	65,394	143,961	158,752
As a % of revenue	11.2%	14.4%	11.0%	12.0%

Interest expense	(5,346)	(3,295)	(11,750)	(10,023)
Foreign exchange transaction losses	(2,525)	(6,032)	(4,308)	(11,584)
Interest and other income (4)	2,742	2,200	7,717	6,694
Income Before Taxes	45,217	58,267	135,620	143,839

Provision (benefit) for income taxes	10,275	(10,575)	30,599	5,713
Effective tax rate	22.7%	-18.1%	22.6%	4.0%
Net Income	$34,942	$68,842	$105,021	$138,126
As a % of revenue	7.8%	15.1%	8.0%	10.5%

Weighted-Average Shares - Diluted	57,626	57,871	57,882	57,736

Earnings per share - Diluted	$0.61	$1.19	$1.81	$2.39

(1) The supplementary information included in this press release for the three and nine months ended January 31, 2019 is preliminary and subject to change prior to the filing of our upcoming Quarterly Report on Form 10-Q with the Securities and Exchange Commission. We completed the acquisition of The Learning House on November 1, 2018 and, as a result, we have included the results of Learning House in our consolidated financial results for fiscal year 2019 as of that date. Learning House's revenue and operating (loss) included in our Solutions segment results for the three and nine months ended January 31, 2019 was $13.4 million and $(5.2) million, respectively.

(2) All amounts are approximate due to rounding.
(3) On May 1, 2018, we adopted the U.S. accounting standard regarding revenue recognition ("Topic 606," or "ASC 606"). The adoption of Topic 606 did not have a material impact to our consolidated results of operations. Refer to our upcoming Quarterly Report on Form 10-Q for further details.

(4) Due to the retrospective adoption of ASU 2017-07, total net benefits of $2.0 million and $6.0 million related to defined benefit and other post-employment benefit plans were reclassified from operating and administrative expenses to interest and other income for the three and nine months ended January 31, 2018, respectively. Total net benefits were $2.1 million and $6.6 million for the three and nine months ended January 31, 2019, respectively.

(5) In connection with the acquisition of The Learning House on November 1, 2018, we changed our accounting policy for certain advertising and marketing costs related to the Education Services business. Under the new accounting policy, these costs are included in Cost of Sales whereas they were previously included in Operating and Administrative Expenses on the Condensed Consolidated Statements of Income. The amount reclassified for the three and nine months ended January 31, 2018 was $11.2 million and $34.7 million, respectively. This reclassification had no impact on Revenue, net, Operating Income, Net Income, or Earnings per Share.

JOHN WILEY & SONS, INC.
SUPPLEMENTARY INFORMATION (1)
RECONCILIATION OF GAAP EPS to NON-GAAP ADJUSTED EPS - DILUTED
(unaudited)

	Three Months Ended		Nine Months Ended
	January 31,		January 31,
	2019	2018	2019	2018

GAAP Earnings Per Share - Diluted	$0.61	$1.19	$1.81	$2.39
Adjustments:
Restructuring and related (credits) charges (A)	-	0.04	0.05	0.37
Foreign exchange losses on intercompany transactions (B)	-	0.07	0.06	0.16
Impact of Tax Cuts and Jobs Act (C)	-	(0.43)	-	(0.43)
Non-GAAP Adjusted Earnings Per Share - Diluted	$0.61	$0.87	$1.92	$2.49

Notes:
(A)  Adjusted results exclude restructuring and related (credits) charges associated with our Restructuring and Reinvestment Program. For the three months ended January 31, 2019 and 2018, there were credits of $0.3 million, or no impact per share and charges of $2.2 million or $0.04 per share, respectively. For the nine months ended January 31, 2019 and 2018, there were charges of $3.6 million or $0.05 per share, and charges of $30.1 million or $0.37 per share, respectively.

(B) Adjusted results exclude foreign exchange (gains) and losses associated with intercompany transactions. For the three months ended January 31, 2019 and 2018, there were losses of $0.1 million or no impact per share and losses of $5.3 million or $0.07 per share, respectively. For the nine months ended January 31, 2019 and 2018, there were losses of $4.0 million or $0.06 per share, and losses of $11.6 million or $0.16 per share, respectively.

(C) In connection with the Tax Cuts and Jobs Act enacted on December 22, 2017, for the three and nine months ended January 31, 2019, we recorded an income tax provision of $0.2 million, or no impact per share. For the three and nine months ended January 31, 2018, we recorded an income tax benefit of $25.0 million, or $(0.43) per share.

(1) See Explanation of Usage of Non-GAAP performance measures included in this supplementary information for additional details on the reasons why management believes presentation of each non-GAAP performance measure provides useful information to investors. The supplementary information included in this press release for the three and nine months ended January 31, 2019 is preliminary and subject to change prior to the filing of our upcoming Quarterly Report on Form 10-Q with the Securities and Exchange Commission.

JOHN WILEY & SONS, INC.
SUPPLEMENTARY INFORMATION (1)
SEGMENT RESULTS
(in thousands)
(unaudited)

	Three Months Ended January 31,		% Change
	2019	2018 (2)	Reported	Constant Currency
Research:
Revenue, net
Journal Subscriptions	$152,291	$160,287	-5%	-1%
Open Access	14,194	9,905	43%	48%
Licensing, Reprints, Backfiles, and Other	50,804	45,035	13%	16%
Total Journal Revenue	217,289	215,227	1%	4%
Publishing Technology Services (Atypon)	9,064	8,262	10%	10%
Total Revenue, net	$226,353	$223,489	1%	5%

Contribution to Profit (2)	$60,532	$58,253	4%	10%
Adjustments:
Restructuring (credits) charges	(51)	690
Non-GAAP Adjusted Contribution to Profit	$60,481	$58,943	3%	8%

Publishing:
Revenue, net
STM and Professional Publishing	$64,599	$80,775	-20%	-18%
Education Publishing	37,437	48,446	-23%	-21%
Course Workflow (WileyPLUS)	22,935	21,406	7%	8%
Test Preparation and Certification	9,560	7,758	23%	24%
Licensing, Distribution, Advertising and Other	11,104	11,859	-6%	-4%
Total Revenue, net	$145,635	$170,244	-14%	-13%

Contribution to Profit (2)	$33,706	$47,895	-30%	-28%
Adjustments:
Restructuring credits	(4)	(392)
Non-GAAP Adjusted Contribution to Profit	$33,702	$47,503	-29%	-28%

Solutions:
Revenue, net
Education Services	$46,207	$32,242	43%	43%
Professional Assessment	14,600	13,228	10%	10%
Corporate Learning	16,572	16,472	1%	5%
Total Revenue, net	$77,379	$61,942	25%	26%

Contribution to Profit	$(3,427)	$6,403	#	#
Adjustments:
Restructuring charges	74	1,277
Non-GAAP Adjusted Contribution to Profit	$(3,353)	$7,680	#	#

Corporate Expenses (2):	$(40,465)	$(47,157)	-14%	-13%
Adjustments:
Restructuring (credits) charges	(367)	633
Non-GAAP Adjusted Corporate Expenses	$(40,832)	$(46,524)	-12%	-11%

Total Consolidated Revenue, net	$449,367	$455,675	-1%	1%

Consolidated Operating Income (2)	$50,346	$65,394	-23%	-18%
Adjustments:
Restructuring (credits) charges	(348)	2,208
Non-GAAP Adjusted Operating Income	$49,998	$67,602	-26%	-21%
As a % of revenue	11.1%	14.8%

(1) The supplementary information included in this press release for the three months ended January 31, 2019 is preliminary and subject to change prior to the filing of our upcoming Quarterly Report on Form 10-Q with the Securities and Exchange Commission.

(2) Due to the retrospective adoption of ASU 2017-07, total net benefits of $2.0 million related to defined benefit and other post-employment benefit plans were reclassified from operating and administrative expenses to interest and other income for the three months ended January 31, 2018. The impact of the reclassification on Contribution to Profit by segment for the three months ended January 31, 2018 was $1.0 million in Research, $0.6 million in Publishing, and $0.4 million in Corporate Expenses.

# Not meaningful

JOHN WILEY & SONS, INC.
SUPPLEMENTARY INFORMATION (1)
SEGMENT RESULTS
(in thousands)
(unaudited)

	Nine Months Ended January 31,		% Change
	2019	2018 (2)	Reported	Constant Currency
Research:
Revenue, net
Journal Subscriptions	$482,000	$498,775	-3%	-1%
Open Access	38,917	28,058	39%	40%
Licensing, Reprints, Backfiles, and Other	132,041	124,594	6%	7%
Total Journal Revenue	652,958	651,427	0%	2%
Publishing Technology Services (Atypon)	27,032	24,559	10%	10%
Total Revenue, net	$679,990	$675,986	1%	2%

Contribution to Profit (2)	$176,565	$188,861	-7%	-2%
Adjustments:
Restructuring charges	1,251	5,138
Non-GAAP Adjusted Contribution to Profit	$177,816	$193,999	-8%	-4%

Publishing:
Revenue, net
STM and Professional Publishing	$197,565	$215,835	-8%	-8%
Education Publishing	127,736	151,893	-16%	-15%
Course Workflow (WileyPLUS)	42,142	38,926	8%	9%
Test Preparation and Certification	29,343	27,167	8%	9%
Licensing, Distribution, Advertising and Other	31,269	32,686	-4%	-3%
Total Revenue, net	$428,055	$466,507	-8%	-7%

Contribution to Profit (2)	$86,881	$94,278	-8%	-7%
Adjustments:
Restructuring charges	735	6,933
Publishing brand impairment charge	-	3,600
Non-GAAP Adjusted Contribution to Profit	$87,616	$104,811	-16%	-16%

Solutions:
Revenue, net
Education Services	$105,244	$88,316	19%	19%
Professional Assessment	47,667	43,936	8%	8%
Corporate Learning	47,934	44,105	9%	10%
Total Revenue, net	$200,845	$176,357	14%	14%

Contribution to Profit	$6,846	$11,744	-42%	-42%
Adjustments:
Restructuring charges	914	3,447
Non-GAAP Adjusted Contribution to Profit	$7,760	$15,191	-49%	-49%

Corporate Expenses (2):	$(126,331)	$(136,131)	-7%	-7%
Adjustments:
Restructuring charges	662	11,013
Non-GAAP Adjusted Corporate Expenses	$(125,669)	$(125,118)	0%	1%

Total Consolidated Revenue, net	$1,308,890	$1,318,850	-1%	1%

Consolidated Operating Income (2)	$143,961	$158,752	-9%	-4%
Adjustments:
Restructuring charges	3,562	26,531
Publishing brand impairment charge	-	3,600
Non-GAAP Adjusted Operating Income	$147,523	$188,883	-22%	-18%
As a % of revenue	11.3%	14.3%

(1) The supplementary information included in this press release for the nine months ended January 31, 2019 is preliminary and subject to change prior to the filing of our upcoming Quarterly Report on Form 10-Q with the Securities and Exchange Commission.

(2) Due to the retrospective adoption of ASU 2017-07, total net benefits of $6.0 million related to defined benefit and other post-employment benefit plans were reclassified from operating and administrative expenses to interest and other income. The impact of the reclassification on Contribution to Profit by segment for the nine months ended January 31, 2018 was $3.1 million in Research, $1.7 million in Publishing, and $1.2 million in Corporate Expenses.

JOHN WILEY & SONS, INC.
SUPPLEMENTARY INFORMATION (1)(2)
CONDENSED CONSOLIDATED STATEMENTS OF FINANCIAL POSITION
(in thousands)
(unaudited)

	January 31,	April 30,
	2019	2018
Assets:
Current Assets
Cash and cash equivalents	$132,758	$169,773
Accounts receivable, net (2)	194,764	212,377
Inventories, net	35,264	39,489
Prepaid expenses and other current assets	68,657	58,332
Total Current Assets	431,443	479,971
Product Development Assets	62,004	78,814
Royalty Advances, net	42,903	37,058
Technology, Property and Equipment, net	286,172	289,934
Intangible Assets, net	892,603	848,071
Goodwill	1,103,222	1,019,801
Other Non-Current Assets	93,279	85,802
Total Assets	$2,911,626	$2,839,451

Liabilities and Shareholders' Equity:
Current Liabilities
Accounts payable	$85,111	$90,097
Accrued royalties	135,863	73,007
Contract liability (Deferred revenue) (2)	271,541	486,353
Accrued employment costs	81,571	116,179
Accrued income taxes	20,781	13,927
Other accrued liabilities	83,398	94,748
Total Current Liabilities	678,265	874,311
Long-Term Debt	633,523	360,000
Accrued Pension Liability	150,131	190,301
Deferred Income Tax Liabilities	157,786	143,518
Other Long-Term Liabilities	96,492	80,764
Total Liabilities	1,716,197	1,648,894
Shareholders' Equity	1,195,429	1,190,557
Total Liabilities and Shareholders' Equity	$2,911,626	$2,839,451

(1) The supplementary information included in this press release for January 31, 2019 is preliminary and subject to change prior to the filing of our upcoming Quarterly Report on Form 10-Q with the Securities and Exchange Commission.

(2) On May 1, 2018, we adopted Topic 606. The impact to the Condensed Consolidated Statements of Financial Position was not material by line item, except for the reclassification of the sales return reserve provision to contract liability from accounts receivable, net of $28.3 million. As of January 31, 2019, the amount of the sales return provision included in contract liability was $36.7 million. Refer to our upcoming Quarterly Report on Form 10-Q for the quarterly period ended January 31, 2019 for further details of our adoption of Topic 606.

JOHN WILEY & SONS, INC.
SUPPLEMENTARY INFORMATION (1)
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOW
(in thousands)
(unaudited)

	Nine Months Ended
	January 31,
	2019	2018 (2)
Operating Activities:
Net income	$105,021	$138,126
Amortization of intangibles	39,825	35,965
Amortization of product development spending	29,301	30,314
Depreciation of technology, property, and equipment	52,414	48,471
Other non-cash charges and credits	23,220	24,275
Net change in operating assets and liabilities	(202,173)	(86,484)
Net Cash Provided by Operating Activities	47,608	190,667

Investing Activities:
Additions to technology, property, and equipment	(49,988)	(78,958)
Product development spending	(14,251)	(30,426)
Business acquired in purchase transaction, net of cash acquired	(190,467)	-
Acquisitions of publication rights and other	(4,386)	(25,227)
Net Cash Used in Investing Activities	(259,092)	(134,611)

Financing Activities:
Net debt borrowings	273,312	66,803
Cash dividends	(56,963)	(55,093)
Purchase of treasury shares	(34,994)	(29,257)
Other	(379)	21,722
Net Cash Provided By Financing Activities	180,976	4,175

Effects of Exchange Rate Changes on Cash, Cash Equivalents and Restricted Cash	(6,359)	10,015

Change in Cash, Cash Equivalents and Restricted Cash for Period	(36,867)	70,246

Cash, Cash Equivalents and Restricted Cash - Beginning	170,257	58,516
Cash, Cash Equivalents and Restricted Cash - Ending	$133,390	$128,762

CALCULATION OF NON-GAAP FREE CASH FLOW LESS PRODUCT DEVELOPMENT SPENDING

	Nine Months Ended
	January 31,
	2019	2018 (2)
Net Cash Provided By Operating Activities	$47,608	$190,667
Less: Additions to technology, property, and equipment	(49,988)	(78,958)
Less: Product development spending (3)	(14,251)	(30,426)
Free Cash Flow less Product Development Spending	$(16,631)	$81,283

See Explanation of Usage of Non-GAAP Measures included in this supplemental information.
(1) The supplementary information included in this press release for the nine months ended January 31, 2019 is preliminary and subject to change prior to the filing of our upcoming Quarterly Report on Form 10-Q with the Securities and Exchange Commission.

(2) Due to the retrospective adoption of ASU 2016-18, we are now required to include restricted cash as part of the change in cash, cash equivalents and restricted cash. As a result, amounts which were previously classified as cash flows from operating activities have been reclassified as they are recognized in the total change in cash, cash equivalents and restricted cash. Restricted cash was $0.6 million as of January 31, 2019 and $0.5 million as of April 30, 2018 and is included in Prepaid and Other Current Assets.

(3) Due to the adoption of Topic 606, certain costs to fulfill contracts, which were previously included in product development spending are now included in cash flow from operating activities.

JOHN WILEY & SONS, INC.
Explanation of Usage of NON-GAAP Performance Measures

In this earnings release and supplemental information, management presents the following non-GAAP performance measures:
• Adjusted Earnings Per Share (“Adjusted EPS”);
• Free Cash Flow less product development spending;
• Adjusted Operating Income and margin;
• Adjusted Contribution to Profit ("CTP") and margin; and
• Results on a constant currency basis.

Management uses these non-GAAP performance measures as supplemental indicators of our operating performance and financial position as well for internal reporting and forecasting purposes, when publicly providing its outlook, to evaluate the Company's performance and to evaluate and calculate incentive compensation. Non-GAAP performance measures do not have standardized meanings prescribed by US GAAP and therefore may not be comparable to the calculation of similar measures used by other companies, and should not be viewed as alternatives to measures of financial results under US GAAP.

The Company presents these non-GAAP performance measures in addition to GAAP financial results because it believes that these non-GAAP performance measures provide useful information to certain investors and financial analysts for operational trends and comparisons across accounting periods. The use of these non-GAAP performance measures provides a consistent basis to evaluate operating profitability and performance trends by excluding items that we do not consider to be controllable activities for this purpose. For example:

•       Adjusted EPS, Adjusted Operating Profit, Adjusted Contribution to Profit provide a more comparable basis to analyze operating results and earnings and are measures commonly used by shareholders to measure our performance.

•        Free Cash Flow less product development spending helps assess our ability, over the long term, to create value for our shareholders as it represents cash available to repay debt, pay common dividends and fund share repurchases and new acquisitions.

•        Results on a constant currency basis removes distortion from the effects of foreign currency movements to provide better comparability of our business trends from period to period. We measure our performance before the impact of foreign currency (or at “constant currency”), which means that we apply the same foreign currency exchange rates for the current and equivalent prior period.

In addition, the Company has historically provided these or similar non-GAAP performance measures and understands that some investors and financial analysts find this information helpful in analyzing the Company's operating margins, and net income and comparing the Company's financial performance to that of its peer companies and competitors. Based on interactions with investors, we also believe that our non-GAAP performance measures are regarded as useful to our investors as supplemental to our GAAP financial results, and that there is no confusion regarding the adjustments or our operating performance to our investors due to the comprehensive nature of our disclosures.